Exhibit 99.1

Contact:
Laura Ruiz Danielle Paquette	804.788.6005 804.788.6045

Albemarle Announces Preliminary Fourth-Quarter 2004 Unaudited Results

•	Net sales for the quarter, which include the results from the acquisition of the refinery catalysts business, increased 52.8 percent versus 2003

•	Excluding special items, net income increased 6.7 percent from fourth-quarter 2003

RICHMOND, Va., February 3 — Albemarle Corporation (NYSE: ALB) reported net income for the fourth quarter of 2004 of $19.6 million, or 46 cents per diluted share. Fourth-quarter 2003 net income, excluding special items, was $18.4 million, or 44 cents per diluted share. Special items for fourth-quarter 2003 totaling $1.6 million after income tax, or 4 cents per diluted share, are outlined in the reconciliation below.

Excluding special items, net income for the year ended December 31, 2004 was $75.7 million, or $1.78 per diluted share, compared to $66.8 million, or $1.59 per diluted share, in the same period of 2003. Inclusive of special items, primarily related to the acquisition of Akzo Nobel’s refinery catalysts business, net income for 2004 was $54.8 million, or $1.29 per diluted share, versus $71.9 million, or $1.71 per diluted share for 2003.

Net sales for the fourth quarter ending December 31, 2004 were $451.1 million, compared with net sales of $295.1 million for the same quarter last year. Net sales for the year ended December 31, 2004, were $1.51 billion as compared with $1.11 billion in the same period of 2003.

Average common shares used to compute fourth-quarter and year 2004 diluted earnings per share were 43,083,000 and 42,527,000, up slightly from 42,113,000 and 42,146,000, respectively, for the corresponding periods in 2003, primarily due to the exercise of stock options.

Below is selected data related to our net income and related per share amounts for the fourth quarter ended December 31, 2004. Selected data for the year ended December 31, 2004 is included following the notes to the condensed financial statements. It should be noted that net income excluding special items is a financial measure that should not be considered as an alternative to net income determined in accordance with

GAAP. It is provided here because management believes that this financial measure is more reflective of the Company’s performance as it presents investors with information that excludes the impact of certain non-recurring items on the Company, improves transparency to investors and enables period-to-period comparability of financial performance.

In thousands except per-share amounts (Unaudited)	Fourth Quarter Ended December 31, 2004			Fourth Quarter Ended December 31, 2003
	As Reported	Special Items *	Excluding Special Items	As Reported	Special Items *		Excluding Special Items
Net sales	$451,065	$—	$451,065	$295,124	$—		$295,124

Cost of goods sold (a)	(355,436)	—	(355,436)	(231,396)	—		(231,396)

Gross profit	95,629	—	95,629	63,728			63,728

Selling, general and administrative expenses (including FAS No.2 R&D)	(64,164)	—	(64,164)	(36,478)	—		(36,478)

Special item	—	—	—	(2,546)	2,546	(b)	—

Operating profit **	31,465	—	31,465	24,704	2,546		27,250
Interest and financing expenses	(8,182)	—	(8,182)	(1,333)	—		(1,333)
Equity in unconsolidated investments	1,913	—	1,913	274	—		274
Other (expense), net including minority interest	(1,268)	—	(1,268)	(261)	—		(261)

Income before income Taxes	23,928	—	23,928	23,384	2,546		25,930

Income tax expense	4,291	—	4,291	6,596	924	(b)	7,520

Net income	$19,637	—	$19,637	$16,788	$1,622		$18,410

Diluted earnings per share	$0.46	—	$0.46	$0.40	$0.04		$0.44

* See footnotes below

** Operating profit by segment:

Polymer Additives	$18,420	—	$18,420	$14,464	$—		$14,464
Catalysts	13,027	—	13,027	4,062	—		4,062
Fine Chemicals	12,811	—	12,811	14,604	—		14,604
Corporate and other expenses	(12,793)	—	(12,793)	(8,426)	2,546		(5,880)

Total	$31,465	—	$31,465	$24,704	$2,546		$27,250

Quarterly Results

Polymer Additives segment net sales, which now excludes the polyolefin catalysts business, were up 24.7 percent for fourth-quarter 2004 as compared to the corresponding period in 2003. This represents the eighth-straight quarter of record sales and can be attributed primarily to continued strong performance in brominated flame retardants volume and pricing. Polymer Additives operating profit improved 27.4 percent to $18.4 million, while operating margin in this segment improved by 21 basis points year over year.

Catalysts segment net sales were $129.6 million, up $109.6 million for fourth-quarter 2004 as compared to the corresponding period in 2003, due primarily to the acquisition of the refinery catalysts business from Akzo Nobel. Catalysts operating profit for fourth-quarter 2004 amounted to $13.0 million, up $9.0 million from the 2003 fourth-quarter period, due to the acquisition of the refinery catalysts business from Akzo Nobel and strong performance of the polyolefin catalysts business. However, these gains failed to offset fully increased raw materials and energy costs experienced during the quarter.

Fine Chemicals segment net sales were up 7.3 percent for fourth-quarter 2004 as compared to the corresponding period in 2003, driven by improved product mix in the Fine Chemistry Services and Intermediates product area and improved demand and pricing in bromine and derivatives. Fine Chemicals operating profit was down 12.3 percent to $12.8 million, compared to fourth-quarter 2003, due to higher raw material costs and product mix effects in agricultural actives.

The corporate effective income tax rate (“ETR”) for fourth-quarter 2004 amounted to approximately 18%, down from 29% for the corresponding period in 2003. The fourth-quarter 2004 ETR benefited from $1.5 million related to the reversal of certain income tax reserves and the net favorable effect of $1.1 million in adjustments associated with the reconciliation of certain tax accounts.

Commenting on the 2004 fourth quarter results, Mark C. Rohr, President and CEO of Albemarle Corporation said, “Despite higher raw materials and energy costs, which hit particularly hard in the fourth quarter, we are seeing traction on price increases, along with good demand in all three segments, that should allow us to address margin improvement into 2005. Our ability to exceed our preliminary earnings estimate is a direct result of the dedication exhibited by our global team to drive for results in the face of significant headwinds. We continue to be pleased with the strong contribution from the refinery catalysts business as integration proceeds. In the early weeks of 2005, Albemarle announced concurrent public offerings of common stock and senior notes. Both offerings, which closed on January 20, were met with a high degree of interest in the market, allowing us to use the net proceeds to repay in full the $450 million bridge loan incurred in connection with the refinery catalysts acquisition. We issued 4,573,000 shares in the offering.”

The Company’s performance for the fourth quarter and year ended December 31, 2004 will be discussed on a conference call at 1:00 PM Eastern Standard Time on February 3, 2005, which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statements

Some of the information presented herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, which are in turn based on assumptions that we believe are reasonable based on our current knowledge of our business and operations. We have used words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and variations of such words and similar expressions to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. There can be no assurance, therefore, that our actual results will not differ materially from the results and expectations expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation: the timing of orders received from customers; changes in the demand for our products; increases in the cost of raw materials and energy, and our inability to pass through such increases; fluctuations in foreign currencies; the occurrence of claims or litigation; changes in accounting standards; changes in interest rates; and the other factors detailed from time to time in the filings we make with the Securities and Exchange Commission, including the factors described under “Risk Factors” in our prospectuses dated January 13, 2005, filed in pursuant to Rule 424(b). We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share amounts) (Unaudited)

	Fourth Quarter Ended December 31,
	2004	2003
Net sales	$451,065	$295,124
Cost of goods sold	355,436 (a)	231,396	(a)

Gross profit	95,629	63,728
Selling, general and administrative expenses	51,659	32,200
Research and development expenses	12,505	4,278
Special Item	—	2,546	(b)

Operating profit	31,465	24,704
Interest and financing expenses	(8,182)	(1,333)
Equity in unconsolidated investments	1,913	274
Other (expense), net including minority interest	(1,268)	(261)

Income before income taxes	23,928	23,384

Income taxes	4,291	6,596

Net income	$19,637	$16,788

Basic earnings per share:
Net income	$0.47	$0.41

Shares used to compute basic earnings per share	41,777	41,141

Diluted earnings per share:
Net income	$0.46	$0.40

Shares used to compute diluted earnings per share	43,083	42,113

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share amounts) (Unaudited)

	Year Ended December 31,
	2004		2003
Net sales	$1,513,737		$1,110,237
Cost of goods sold	1,201,388	(a,c,d)	871,727	(a)
Acquisition-related cost	13,400	(e)	—

Gross profit	298,949		238,510
Selling, general and administrative expenses	157,737		117,226
Research and development expenses	31,273		18,411
Reduction in-force adjustments and other	4,858	(f)	10,049	(b)
Purchased in-process R&D charge	3,000	(g)	—

Operating profit	102,081		92,824
Interest and financing expenses	(17,350	)(h)	(5,376)
Equity in unconsolidated investments	4,407		(874)
Other (expense) income, net including minority interest	(17,294	)(i)	1,481	(i)

Income before income taxes and cumulative effect of a change in accounting principle, net	71,844		88,055
Income taxes	17,005		13,890	(j)

Income before cumulative effect of a change in accounting principle, net	54,839		74,165
Cumulative effect of a change in accounting principle, net	—		(2,220	)(k)

Net income	$54,839		$71,945

Basic earnings per share:
Income before cumulative effect of a change in accounting principle	$1.32		$1.79
Cumulative effect of a change in accounting principle, net	—		(0.05	)(k)

Net income	$1.32		$1.74

Shares used to compute basic earnings per share	41,567		41,255

Diluted earnings per share:
Income before cumulative effect of a change in accounting principle	$1.29		$1.76
Cumulative effect of a change in accounting principle, net	—		(0.05	)(k)

Net income	$1.29		$1.71

Shares used to compute diluted earnings per share	42,527		42,146

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In thousands) (Unaudited)

	Fourth Quarter Ended December 31
	2004			2003 Restated (l)
	Net Sales	Operating Profit		Net Sales	Operating Profit
Polymer Additives	$187,645	$18,420		$150,460	$14,464
Catalysts	129,599	13,027		19,989	4,062
Fine Chemicals	133,821	12,811		124,675	14,604

Segment totals	$451,065	44,258	(a)	$295,124	33,130	(a)

Corporate and other expenses		(12,793)			(8,426	)(b)

Operating profit		31,465			24,704
Interest and financing expenses		(8,182)			(1,333)
Equity in unconsolidated investments		1,913			274
Other (expense), net including minority interest		(1,268)			(261)

Income before income taxes		$23,928			$23,384

	Year Ended December 31,
	2004			2003 Restated (l)
	Net Sales	Operating Profit		Net Sales	Operating Profit
Polymer Additives	$726,275	$84,108		$547,461	$58,527
Catalysts	283,394	15,254		82,959	12,305
Fine Chemicals	504,068	38,697		479,817	48,526

Segment totals	$1,513,737	138,059	(a,c,d,e,f,g)	$1,110,237	119,358	(a,b)

Corporate and other expenses		(35,978)			(26,534	)(b)

Operating profit		102,081			92,824
Interest and financing expenses		(17,350	)(h)		(5,376)
Equity in unconsolidated investments		4,407			(874)
Other (expense) income, net including minority interest		(17,294	)(i)		1,481	(i)

Income before income taxes and cumulative effect of a change in accounting principle, net		$71,844			$88,055

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data**

(In thousands) (Unaudited)

	Year Ended December 31
	2004	2003
Cash and cash equivalents at beginning of year	$35,173	$47,784
Cash and cash equivalents at end of year	$46,390	$35,173

Sources of cash and cash equivalents:
Net income	54,839	71,945
Depreciation and amortization	97,268	84,014
Proceeds from borrowings	1,057,329	119,552
Proceeds from exercise of stock options	11,907	1,665

Uses of cash and cash equivalents:
Payments on hedging of anticipated acquisition purchase price (i)	(12,848)	—
Capital expenditures	(57,652)	(41,058)
Investments in joint ventures and nonmarketable securities	(10,642)	(11,986)
Acquisitions of assets/business, net of $34,418 cash acquired (m)	(782,170)	(117,767)
Repayments of long-term debt	(341,373)	(83,681)
Dividends paid	(25,275)	(23,194)

**	Unaudited selective cash flow data is presented herein subject to any further purchase price adjustments related to the acquisition of the refinery catalysts business of Akzo Nobel.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands) (Unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$46,390	$35,173
Other current assets	704,071	446,196

Total current assets	750,461	481,369

Property, plant and equipment	2,064,585	1,605,048
Less accumulated depreciation and amortization	1,168,601	1,078,043

Net property, plant and equipment	895,984	527,005

Other assets and intangibles	862,061	378,917

	$2,508,506	$1,387,291

LIABILITIES & SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$495,047	$190
Other current liabilities	336,963	209,881
Long-term debt	449,584	228,389
Other noncurrent liabilities	271,999	168,945
Deferred income taxes	251,802	143,665
Shareholders’ equity	703,111	636,221

	$2,508,506	$1,387,291

Notes (in thousands, except per share amounts):

(a)	Cost of goods sold includes foreign exchange transaction (losses) gains of ($1,702) and $1,516, and ($1,960) and $1,424, for the three- and twelve-month periods ended December 31, 2004, and 2003, respectively.

(b)	The special item for the fourth quarter ended December 31, 2003 related to a Statement on Financial Accounting Standards (“SFAS”) No. 144 charge for real estate held for sale, totaling $2,546 ($1,622 after income taxes, or four cents per diluted share). Special items for 2003 also include a third-quarter 2003 reduction in force adjustment totaling $7,503 ($4,780 after income taxes or 12 cents per diluted share) that resulted from the acceptance of a voluntary separation package offered by the Company by certain domestic salaried employees.

(c)	Cost of goods sold includes an August 2004 cash settlement whereby the Company and a former insurer settled a dispute related to payments to be made to the Company in connection with certain insurance coverage for the period 1950 through 2000. Pursuant to the agreement, the Company will receive $6,945 ($4,424 after income taxes, or 10 cents per diluted share) with $4,208 paid at the settlement date and future payments to be made on February 1, 2005 and 2006.

(d)	Cost of goods sold includes a third-quarter 2004 charge amounting to $3,396 ($2,163 after income taxes, or five cents per diluted share) related to the establishment of a valuation reserve for the potential recoverability of an insurance claim receivable relating to the discontinuance of product support for, and the withdrawal from, a water treatment venture.

(e)	Acquisition-related cost totaling $13,400 ($8,536 after income taxes, or 20 cents per diluted share) relates to a September 30, 2004 charge for the step-up increase in acquired inventory to fair value associated with the July 31, 2004 acquisition of the Akzo Nobel refinery catalysts business.

(f)	Special items for 2004 include a September 30 benefit of $199 for the reversal of a reserve for work force reduction and a second-quarter 2004 charge totaling $550 ($350 after income taxes or one cent per diluted share) related to the cleanup of the Pasadena plant zeolite facility and a first-quarter 2004 charge totaling $4,507 ($2,871 after income taxes or seven cents per diluted share) for layoffs at the zeolite facility and associated SFAS No. 88 curtailment charges.

(g)	The purchased in-process R&D charge amounting to $3,000, or seven cents per diluted share, consisted of the write-off of the estimated deferred research and development costs associated with the July 2004 acquisition of the Akzo Nobel refinery catalysts business.

(h)	Interest and financing expenses include the July 2004 write-off of deferred financing expenses totaling $528 ($336 net of income taxes, or one cent per diluted share) related to the refinancing of the Company’s previous revolving credit agreement.

(i)	Other income (expense), net include the 2004 mid-year foreign exchange hedging charges totaling $12,848 ($8,184 after income taxes, or 19 cents per diluted share), associated with contracts entered into by the Company to hedge the euro-denominated purchase price for the July 2004 acquisition of the Akzo Nobel refinery catalysts business. Twelve-months ended December 31, 2003 results include the benefit of interest of $2,715 ($1,730 after income taxes) on income tax settlements included in footnote (j) below.

(j)	Income tax expense for the year-ended December 31, 2003, benefited from the settlement of and internal adjustments related to federal tax years 1996-1999 totaling $11,988.

(k)	On January 1, 2003, the Company implemented SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addressed financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the implementation of this change in accounting principle was $2,220, net of taxes of $1,265, or five cents per diluted share.

(l)	Following the completion of the refinery catalysts business acquisition on July 31, 2004, the Company transferred its existing polyolefin catalysts business from the Polymer Chemicals segment, which was renamed Polymer Additives, to a newly created Catalysts segment, which includes the refinery catalysts assets that were acquired from Akzo Nobel. The operations of the Company have since been managed and reported as three operating segments: Polymer Additives, Catalysts and Fine Chemicals. Accordingly, certain reclassifications and changes in allocations have been restated in the reported segment results of previous periods herein to conform to the current presentations now being used in three segment operations.

(m)	On July 31, 2004, the Company completed the acquisition of the Akzo Nobel refinery catalysts business for approximately $763 million, including expenses. Subsequent to July 31, 2004, an additional cash payment was made totaling $26 million for working capital. Final settlement of working capital is subject to negotiations with the seller. The acquisition was funded by a combination of a bridge loan and long-term financing. Additionally, the Company acquired 50 percent ownership of non-consolidated joint ventures in Brazil, Japan and France (with affiliates in the United States, Saudi Arabia and Italy). Additionally, the opening acquisition balance sheet is subject to final purchase price allocation procedures.

Additional information:

Set forth below is a reconciliation of net income excluding special items, a non-GAAP financial measure, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the fourth quarter and year ended December 31, 2004. Certain amounts and percentages may not recalculate due to rounding.

For a description of the other non-GAAP financial measures, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, used by the Company from time to time to assess its operations, please refer to “Disclosure of Non-GAAP Financial Measures” on the Company’s website at www.albemarle.com.

In thousands except per- share amounts (Unaudited)	Fourth Quarter Ended December 31, 2004			Fourth Quarter Ended December 31, 2003
	As Reported	Special Items	Excluding Special Items	As Reported	Special Items *		Excluding Special Items
Net sales	$451,065	$—	$451,065	$295,124	$—		$295,124
Cost of goods sold (a)	(355,436)	—	(355,436)	(231,396)	—		(231,396)

Gross profit	95,629	—	95,629	63,728			63,728
Selling, general and administrative expenses (including FAS No.2 R&D)	(64,164)	—	(64,164)	(36,478)	—		(36,478)
Special item	—	—	—	(2,546)	2,546	(b)	—

Operating profit **	31,465	—	31,465	24,704	2,546		27,250
Interest and financing Expenses	(8,182)	—	(8,182)	(1,333)	—		(1,333)
Equity in unconsolidated Investments	1,913	—	1,913	274	—		274
Other (expense), net including minority interest	(1,268)	—	(1,268)	(261)	—		(261)

Income before income Taxes	23,928	—	23,928	23,384	2,546		25,930
Income tax expense	4,291	—	4,291	6,596	924	(b)	7,520

Net income	$19,637	—	$19,637	$16,788	$1,622		$18,410

Diluted earnings per share	$0.46	—	$0.46	$0.40	$0.04		$0.44

* See footnotes under balance sheet

** Operating profit by segment:

Polymer Additives	$18,420	—	$18,420	$14,464	$—		$14,464
Catalysts	13,027	—	13,027	4,062	—		4,062
Fine Chemicals	12,811	—	12,811	14,604	—		14,604
Corporate and other expenses	(12,793)	—	(12,793)	(8,426)	2,546		(5,880)

Total	$31,465	—	$31,465	$24,704	$2,546		$27,250

	Year Ended December 31, 2004				Year Ended December 31, 2003
	As Reported	Special Items *		Excluding Special Items	As Reported	Special Items *		Excluding Special Items
Net sales	$1,513,737	$—		$1,513,737	$1,110,237	$—		$1,110,237
Cost of goods sold (a)	(1,201,388)	(3,549	)(c,d)	(1,204,937)	(871,727)	—		(871,727)
Acquisition related cost	(13,400)	13,400	(e)	—	—	—		—

Gross profit	298,949	9,851		308,800	238,510	—		238,510
Selling, general and administrative expenses (including FAS No.2 R&D)	(189,010)	—		(189,010)	(135,637)	—		(135,637)
Reduction in force adjustments and ATC loss	(4,858)	4,858	(f)	—	(10,049)	10,049	(b)	—
Purchased in-process R&D charge	(3,000)	3,000	(g)	—	—	—		—

Operating profit **	102,081	17,709		119,790	92,824	10,049		102,873
Interest and financing expenses	(17,350)	528	(h)	(16,822)	(5,376)	—		(5,376)
Equity in unconsolidated investments	4,407	—		4,407	(874)	—		(874)
Other (expense) income, net including minority interest	(17,294)	12,848	(i)	(4,446)	1,481	(2,715	)(i)	(1,234)

Income before income taxes and cumulative effect	71,844	31,085		102,929	88,055	7,334		95,389
Income tax expense	17,005	10,196		27,201	13,890	(14,650	)(j)	28,540

Income before cumulative effect	54,839	20,889		75,728	74,165	(7,316)		66,849
Cumulative effect, net of taxes	—	—		—	(2,220)	2,220	(k)	—

Net income	$54,839	$20,889		$75,728	$71,945	$(5,096)		$66,849

Diluted earnings per share	$1.29	$0.49		$1.78	$1.71	$(0.12)		$1.59

* See footnotes under balance sheet

** Operating profit by segment:

Polymer Additives	$84,108	$(3,583)		$80,525	$58,527	$2,931		$61,458
Catalysts	15,254	16,400		31,654	12,305	—		12,305
Fine Chemicals	38,697	4,892		43,589	48,526	1,814		50,340
Corporate and other expenses	(35,978)	—		(35,978)	(26,534)	5,304		(21,230)

Total	$102,081	$17,709		$119,790	$92,824	$10,049		$102,873

Source: Albemarle Corporation